As filed with the Securities and Exchange Commission on July 20, 1998
                                                     Registration No. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               COMNET CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                          DELAWARE                                                            52-0852578
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
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                             4200 PARLIAMENT PLACE
                                   SUITE 600
                          LANHAM, MARYLAND 20706-1860
                                 (301)918-0400

          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                            1995 COMNET CORPORATION
                     INCENTIVE STOCK OPTION, NON-QUALIFIED
                STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                            1995 COMNET CORPORATION
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                                ROBERT S. BOWEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             4200 PARLIAMENT PLACE
                                   SUITE 600
                          LANHAM, MARYLAND 20706-1860
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (301) 731-2300
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                           ARNOLD R. WESTERMAN, ESQ.
                        ARENT FOX KINTNER PLOTKIN & KAHN
                         1050 CONNECTICUT AVENUE, N.W.
                           WASHINGTON, DC  20036-5339


                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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
================================================================================================================================

          TITLE OF SECURITIES            AMOUNT             PROPOSED             PROPOSED               AMOUNT OF REGISTRATION
            TO BE REGISTERED             TO BE              MAXIMUM              MAXIMUM                FEE
                                         REGISTERED         OFFERING PRICE       AGGREGATE
                                                            PER SHARE            OFFERING PRICE
--------------------------------------------------------------------------------------------------------------------------------
 COMMON STOCK, $.50 PAR VALUE            825,000            $12.43(1)            $10,260,937.50(1)      $2,950.00

================================================================================================================================


(1) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(h) OF THE SECURITIES ACT OF 1933 AND BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL STOCK MARKET ON JULY 14, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.         PLAN INFORMATION*

ITEM 2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information about the Registrant required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

       1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

       2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended March 31, 1998.

       3. The description of the Registrant s Common Stock contained in the Registration Statement on Form 8-A (No. 0-06355), filed on June 12, 1972 with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of updating such description.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         Article ELEVENTH of the Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         Article VII of the Registrant s By-Laws, as amended, provides that the Registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

         Each current member of the Registrant's Board of Directors is signatory to an indemnification agreement (the "Indemnification Agreement") with the Registrant. Each Indemnification Agreement provides that the Registrant shall indemnify each director or officer who is a party to an Indemnification Agreement if he was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except a derivative proceeding) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at its request in certain capacities for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Registrant) incurred in connection with such actions, suits or proceedings. The indemnification is limited to instances where the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index on page 7.

ITEM 9.  UNDERTAKINGS

         (a)     The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on the 6th day of June, 1998.

                                COMNET CORPORATION


                                By:                       /s/
                                         -------------------------------------
                                         Robert S. Bowen
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert S. Bowen and/or Ronald F.
Friedman true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed below by the following persons in the capacities and on the date indicated:

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
SIGNATURES                                         TITLE                                               DATE
----------                                         -----                                               ----
              /s/                                  President, Chief Executive Officer                 June 6, 1998
-------------------------------------------        and Director
Robert S. Bowen

              /s/                                  Executive Vice President,                          June 6, 1998
-------------------------------------------        Chief Financial Officer,
Mark D. Funston                                    Treasurer and Director


              /s/                                  Director                                           June 6, 1998
-------------------------------------------
Ronald F. Friedman

              /s/                                  Director                                           June 6, 1998
-------------------------------------------
James V. Manning

              /s/                                  Director                                           June 6, 1998
-------------------------------------------
Charles J. Sindelar

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
                                                   Director                                           June __, 1998
-------------------------------------------
James P. Marden

       /s/                                         Director                                           June 6, 1998
-------------------------------------------
Charles A. Mele

       /s/                                         Director                                           June 6, 1998
-------------------------------------------
Richard H. Eisenberg

       /s/                                         Director                                           June 6, 1998
-------------------------------------------
Bruce J. Spohler

                                EXHIBIT INDEX
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                                                                                                                           Page
                                                                                                                           ----
Exhibit
-------
4.       Instruments defining the rights of securityholders:

         (a)     1995 Incentive Stock Option, Non-qualified Stock Option and Stock Appreciation Rights Plan and exhibits.    8

         (b)     1995 Non-Employee Directors  Stock Option Plan
                 and exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

5.       Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of securities registered. . . . . . . . . . . . . . .     19

23.      Consents of experts and counsel:

         (a)     Consent of Coopers & Lybrand (certified public accountants)  . . . . . . . . . . . . . . . . . . . . .     20

         (b)     Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in exhibit 5 . . . . . . . . . . . . .     18

24.      Power of Attorney: included on signature page.
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